Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102805) pertaining to the Capital Accumulation Plan of Hormel Foods Corporation of our report dated April 21, 2006, with respect to the financial statements and schedule of the Hormel Foods Corporation Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended October 29, 2005.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 27, 2006